US006539726B2

(12) United States Patent
Giesy et al.

(10) Patent No.: **US 6,539,726 B2**
(45) Date of Patent: **Apr. 1, 2003**

(54) **VAPOR PLUG FOR CRYOGENIC STORAGE VESSELS**

(76) Inventors: **R. Kevin Giesy**, 40068 Montage La., Murrieta, CA (US) 92563; **Mark Ventura**, 15721 Willett La., Huntington Beach, CA (US) 92647; **Funn Roberts**, 2458 E. Hunter St., #5, Los Angeles, CA (US) 90021

(*) Notice: Subject to any disclaimer, the term of this patent is extended or adjusted under 35 U.S.C. 154(b) by 0 days.

(21) Appl. No.: **09/851,407**

(22) Filed: **May 8, 2001**

(65) **Prior Publication Data**

US 2002/0166326 A1 Nov. 14, 2002

(51) **Int. Cl.**[7] **F17C 7/04**
(52) **U.S. Cl.** **62/48.1**; 206/0.7; 220/560.1; 220/592.2; 220/373
(58) **Field of Search** 62/48.1, 51.1; 206/0.6, 0.7; 220/560.1, 592.2, 367.1, 373

(56) **References Cited**

U.S. PATENT DOCUMENTS

2,001,989	A		5/1935	Theuerkauf	
2,215,989	A		9/1940	Wolf	
2,396,459	A		3/1946	Dana	
2,986,891	A		6/1961	McMahon	
3,007,596	A		11/1961	Matsch	
3,168,326	A		2/1965	Conrad et al.	
3,187,937	A		6/1965	Berta	
3,204,849	A		9/1965	Vinney	
3,238,002	A		3/1966	O'Connell et al.	
3,298,185	A		1/1967	Loudon	
3,375,933	A		4/1968	Rodman	
3,507,444	A		4/1970	Werby	
3,602,003	A		8/1971	Hampton	
3,625,351	A		12/1971	Eisenberg	
3,628,347	A	*	12/1971	Puckett et al.	62/48.1
3,648,018	A	*	3/1972	Cheng et al.	62/48.1
3,651,926	A		3/1972	Elfast, Jr.	
3,670,918	A		6/1972	Mitchell	
3,675,844	A		7/1972	Sorrell	
3,698,200	A		10/1972	Johnson et al.	
3,705,498	A		12/1972	Dehaan	
3,717,005	A		2/1973	McGrew et al.	
3,819,106	A		6/1974	Schuster	
3,828,608	A		8/1974	Yamamoto	
3,875,754	A		4/1975	Faust et al.	
3,938,346	A		2/1976	Ovchinnikov et al.	
3,948,409	A		4/1976	Ovchinnikov et al.	

(List continued on next page.)

FOREIGN PATENT DOCUMENTS

CA	1219821	3/1987

Primary Examiner—Ronald Capossela
(74) *Attorney, Agent, or Firm*—Roy L. Anderson

(57) **ABSTRACT**

A thermal barrier for a Dewar vessel combines an insulative vapor plug and a vapor barrier. The plug is sized so as to define an open space between it and the neck portion of the Dewar vessel to allow venting of vaporous cryogen from the inner vessel of the Dewar vessel through a Dewar opening. The vapor barrier provides an interference between the plug and the neck portion that disrupts venting of vaporous cryogen but does not form an airtight seal that would block venting and cause unacceptable build-up of pressure within the inner vessel. Multiple vapor barriers, especially four or more, provide multiple interferences that create multiple chambers between the plug and the neck portion. Each interference disrupts migration of vaporous cryogen as an incremental increase (e.g., 2 psig or less) in vapor pressure of each chamber causes the chamber to breach and then another incremental increase in vapor pressure of the liquid cryogen in the vaporous state is required to breach each successive chamber. The thermal barrier can be inserted into the neck portion of a conventional Dewar vessel to increase its holding time.

28 Claims, 7 Drawing Sheets


30
100
8
20
10
80
90

U.S. PATENT DOCUMENTS

3,984,222	A		10/1976	Dehaan
3,999,653	A		12/1976	Haigh et al.
4,000,815	A		1/1977	Wingbro et al.
4,131,200	A		12/1978	Rainfret
4,168,014	A		9/1979	Schultz et al.
4,240,547	A		12/1980	Taylor
4,259,846	A		4/1981	Rudolphi
4,264,031	A		4/1981	Goebel
4,306,425	A		12/1981	Sitte et al.
4,377,077	A		3/1983	Granlund
4,390,111	A		6/1983	Robbins et al.
4,396,113	A		8/1983	Gail et al.
4,411,138	A		10/1983	Leithauser et al.
4,455,842	A		6/1984	Granlund
4,481,779	A		11/1984	Barthel
4,495,775	A		1/1985	Young et al.
4,510,621	A		4/1985	Sak et al.
4,646,934	A		3/1987	McAllister
4,670,396	A		6/1987	Bear et al.
4,694,655	A		9/1987	Seidel et al.
4,729,494	A		3/1988	Peillon et al.
4,741,346	A		5/1988	Wong et al.
4,790,141	A		12/1988	Glascock
4,821,907	A		4/1989	Castles et al.
4,872,563	A		10/1989	Warder et al.
4,903,493	A		2/1990	VanIperen et al.
4,925,060	A		5/1990	Gustafson
4,932,533	A		6/1990	Collier
4,948,035	A		8/1990	Wischoff
4,974,423	A		12/1990	Pring
4,988,014	A		1/1991	Varchese et al.
5,005,362	A		4/1991	Weltmer, Jr. et al.
5,024,865	A		6/1991	Insley
5,029,699	A		7/1991	Insley et al.
5,040,678	A		8/1991	Lenmark, Sr. et al.
5,160,021	A		11/1992	Sibley et al.
5,199,795	A		4/1993	Russo et al.
5,219,504	A		6/1993	Insley
5,291,997	A		3/1994	He et al.
5,296,834	A		3/1994	Urban
5,321,995	A		6/1994	Leonard
5,355,684	A		10/1994	Guice
5,419,143	A		5/1995	Leonard et al.
5,462,875	A		10/1995	Barr et al.
5,464,116	A		11/1995	Aoki et al.
5,484,100	A		1/1996	Rigby
5,509,255	A		4/1996	Rutledge
5,578,491	A		11/1996	Kayal et al.
5,582,887	A		12/1996	Etheredge
5,620,110	A		4/1997	Delatte et al.
5,640,853	A	*	6/1997	Baker et al. 62/48.1
5,651,473	A		7/1997	Preston et al.
5,711,446	A		1/1998	Jeffs et al.
5,779,089	A		7/1998	West
5,829,594	A		11/1998	Warder
5,833,057	A		11/1998	Char et al.
5,856,172	A		1/1999	Greenwood et al.
5,894,733	A		4/1999	Brodner
5,906,101	A		5/1999	Rajotte et al.
5,921,396	A		7/1999	Brown, Jr.
5,928,935	A		7/1999	Reuss, Jr. et al.
5,934,099	A		8/1999	Cook et al.
5,935,848	A		8/1999	Sputtek et al.
5,947,960	A		9/1999	Griswold
6,036,045	A		3/2000	West
6,119,465	A		9/2000	Mullens et al.
6,145,688	A		11/2000	Smith
6,146,875	A		11/2000	Ward

* cited by examiner

Patent #6,539,726

Notice of Assignment to Cryoport Systems, Inc.

Filed with USPTO – June 2005